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                                                                    Exhibit 23.2

[COOPERS & LYBRAND LETTERHEAD]

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of EPL Technologies, Inc. on Form S-3 of our report dated February 9, 1998, (relating to the financial statements of Fabbri Artes Graficas Valencia, S.A., for the years ended September 30, 1997 and 1996).

     We also consent to the reference to us under the heading "Experts" in such Registration Statement.


COOPERS & LYBRAND, S.A.

/s/ Jorge Molina

Jorge Molina
Valencia (Spain), February 10, 1998